Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 104 to the Registration Statement on Form N-1A of Variable Insurance Products Fund IV: VIP Utilities Portfolio of our report dated February 13, 2014; VIP Consumer Discretionary Portfolio, VIP Consumer Staples Portfolio, VIP Energy Portfolio, VIP Financial Services Portfolio, VIP Health Care Portfolio, and VIP Technology Portfolio of our reports dated February 14, 2014; VIP Materials Portfolio and VIP Real Estate Portfolio of our reports dated February 18, 2014; VIP Industrials Portfolio and VIP Telecommunications Portfolio of our reports dated February 19, 2014 on the financial statements and financial highlights included in the December 31, 2013 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts April 17, 2014